GUARANTY


            1. CONTINUING GUARANTY. For good and valuable consideration,  Thomas
W. Itin ("Guarantor") absolutely and unconditionally guarantees to United States National Bank of Oregon ("Bank") and its successors and assigns, the full and prompt payment and performance of each and every payment obligation of Ajay Sports, Inc. ("Borrower"), under the promissory note in the amount of $2,340,000 dated as of July 14, 1997 (the "Note"), between Borrower and Bank, and all liabilities, direct or contingent, joint, several, or independent arising out of or in conjunction therewith, including interest, reasonable attorney fees, and other costs and expenses paid or incurred by Bank in enforcing its rights under the Note (the "Indebtedness"). Notwithstanding anything to the contrary in this Guaranty, the liability of Guarantor under this Guaranty shall not exceed the principal sum of $1,000,000, but shall include amounts in excess of such sum for accrued interest on any such sum due hereunder (calculated at the rate of interest in effect under the Note at the time in question) after demand and for expenses due pursuant to Section 9(d) of this Guaranty. Furthermore, notwithstanding anything in this Guaranty to the contrary, Bank may not proceed hereunder against Guarantor unless Borrower fails to make a payment required by the Note, Bank gives Borrower and Guarantor written notice of Borrower's failure to make such payment, and the payment is not received by Bank within 30 days of the date of such written notice. Bank agrees that it shall not accelerate Borrower's obligations under the Note following the first uncured payment default thereunder, but may do so immediately after any subsequent uncured payment default. The fact that Bank may accelerate Borrower's obligations under the Note only in accordance with the preceding sentence does not preclude Bank from proceeding against Guarantor before accelerating Borrower's obligations under the Note with respect to any payment or payments that Borrower failed to make as required by the Note on the terms and conditions set forth in this Guaranty.

            2. NATURE OF GUARANTY. Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration, of all Indebtedness (provided, however, that Guarantor's liability hereunder is subject to the limitations specified in paragraph 1 of this Guaranty). No payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness, or any of the Indebtedness that subsequently arises or is thereafter incurred or contracted (provided, however, that Guarantor's liability hereunder is subject to the limitations specified in paragraph 1 of this Guaranty).

            3. DURATION OF GUARANTY. This Guaranty will take effect on the date hereof without the necessity of any acceptance by Bank, or any notice to Guarantor or to Borrower, and will continue in full force until the earlier of
(a) such time that all Indebtedness shall have been fully and finally paid and satisfied, or (b) such time that Guarantor shall have paid the maximum limitation on his obligation hereunder specified in paragraph 1 of this Guaranty. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty.

            4. GUARANTOR'S AUTHORIZATION TO BANK. Guarantor authorizes Bank, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (a) to alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including but not limited to increases and decreases of the rate of interest on the Indebtedness and extensions that may be repeated and may be for longer than the original loan term; (b) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral;
(c) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Bank may choose; (d) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (e) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank may determine; (f) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness to a bank, a financial institution, an insurance company, an institutional lender, or an institutional investor; and (g) to assign or transfer this Guaranty in whole or in part to a bank, a financial institution, an insurance company, an institutional lender, or an institutional investor.

            5. GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that (a) no representations or agreements of any kind have been made to Guarantor by Bank that would limit or qualify in any way the terms of this Guaranty; (b) until the Indebtedness is repaid in full, on and after the date of this Guaranty Guarantor will not, without the prior written consent of Bank, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets; (c) Guarantor will provide to Bank such financial and credit information as may be requested by Bank, and such financial information provided will be true and correct in all material respects and will fairly present the financial condition of Guarantor as of the dates thereof; and (d) Guarantor has adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances that might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or documents acquired by Bank in the course of its relationship with Borrower.

            6. GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Bank (a) to continue lending money or to extend other credit to Borrower; (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness
(except as specified in the third sentence of paragraph 1 of this Guaranty) or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Bank, or any surety, endorser, or other guarantor in connection with the Indebtedness, or in connection with the creation of new or additional loans or obligations; (c) to resort for payment or to proceed directly or immediately against any person, including Borrower or any other guarantor; (d) to proceed directly against or exhaust any collateral held by Bank from Borrower, any other guarantor, or any other person; (e) to marshall, or otherwise proceed against collateral in any particular order; or
(f) to pursue any other remedy within the power of Bank.

            Guarantor also waives any and all rights or defenses arising by reason of (a) any "one action" or "anti-deficiency" law or any other law that may prevent Bank from bringing any action, including a claim for deficiency, against Guarantor, before or after the commencement or completion by Bank of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Bank that destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full of the Indebtedness; (d) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (e) any statute of limitations, if at any time any action or suit brought by Bank against Guarantor is commenced there is outstanding Indebtedness of Borrower to Bank that is not barred by any applicable statute of limitations; and (f) any defenses given to guarantors at law or in equity other than actual payment of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Bank is required to (or in good faith agrees to) remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

            Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand, or right may be asserted by Borrower, Guarantor, or both.

            7. GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

            8. SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower (including, but not limited to, any claim arising out of or resulting from any payment by Guarantor to Bank hereunder) to any claim that Bank or Wells Fargo Bank, National
Association may now or hereafter have against Borrower. If Guarantor receives any money or property from Borrower for application to any claim that Guarantor has or hereafter may have against Borrower, Guarantor will hold such money or property in trust for Bank and promptly after receipt thereof shall deliver such money or property to Bank for application to the Indebtedness. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Guarantor and Bank shall be paid to Bank and shall be applied to the Indebtedness. Guarantor hereby assigns to Bank all claims that Guarantor may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring full payment of the Indebtedness.

            9. MISCELLANEOUS. The following miscellaneous provisions are a part of this Guaranty:

      (a) Amendments. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth herein. No alteration of or amendment to this Guaranty shall be effective unless it is in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      (b) Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the state of Oregon, without regard to principles of conflicts of law.

      (c) Arbitration. Either Bank or Guarantor may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort (collectively referred to below as "Claims")
      relating in any way to this Guaranty, or any transaction of which this Guaranty is a part, be settled by binding arbitration in Portland, Oregon in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. Notwithstanding the reference to the American Arbitration Association rules in the preceding sentence, the American Arbitration Association shall not be involved in or administer the arbitration (unless the parties otherwise agree in writing). Rather, within 30 days of the date of a request or demand for arbitration of any dispute or Claims hereunder, the parties shall agree upon a mutually acceptable arbitrator (and, if they are unable or unwilling to do so, an arbitrator shall be appointed pursuant to 9 USC '
      5). All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if arbitration would jeopardize Bank's ability to proceed against collateral located outside of Oregon, or if the effect of the arbitration procedure (as opposed to any Claims of Guarantor) would be to materially impair Bank's ability to realize on any collateral securing the Note. One neutral arbitrator will decide all issues. The arbitrator will be an active Oregon State Bar member in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction. Each party has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently:

            (i)   Setoff,

            (ii)  Self-help repossession,

            (iii) Judicial or nonjudicial foreclosure against real or personal property collateral, or

            (iv) Provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery, and replevin.

      This arbitration clause cannot be modified or waived by either party except in writing, which writing must refer to this arbitration clause and be signed by both Bank and Guarantor.

      (d) Expenses. Guarantor agrees to pay upon demand all costs and expenses of Bank, including reasonable legal expenses, incurred in connection with the enforcement of this Guaranty.

      (e) Notices. All notices required to be given party to the other under this Guaranty shall be in writing and, except for revocation notices by Guarantor, shall be effective when actually delivered or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown below or to such other addresses as either party may designate to the other in writing:

            If to Bank:             United States National Bank of Oregon
                                    111 S.W. Fifth Avenue (T-8)
                                    Portland, Oregon  97204
                                    Attention:  Betty J. Kinoshita

            With copies to:         Miller, Nash, Wiener, Hager & Carlsen LLP
                                    3500 U. S. Bancorp Tower
                                    111 S.W. Fifth Avenue
                                    Portland, Oregon  97204-3699
                                    Attention:  Louis G. Henry

            If to Guarantor:        Thomas W. Itin
                                    Suite 424
                                    7001 Orchard Lake Road
                                    Bloomfield, Michigan  48233

            With copies to:         Friedlob, Sanderson, Raskin,
                                    Paulson & Tourtillott, LLC
                                    1400 Glenarm Place, Suite 300
                                    Denver, Colorado  80202
                                    Attention:  Gerald Raskin


      (f) Interpretation. The words "Guarantor," "Borrower," and "Bank" include the respective successors, assigns, and transferees of each of them;
      provided, however, that Guarantor may not assign his obligations hereunder. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable.

      (g) Waiver. Bank shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. No prior waiver by Bank, nor any course of dealing between Bank and Guarantor, shall constitute a waiver of any of the rights of Bank or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Bank is required under this Guaranty, the granting of such consent in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

      (h) Statutory Notice. By Oregon statute (ORS 41.580), the following disclosure is required: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

DATED this 14th day of July, 1997.

GUARANTOR:

------------------------------------
Thomas W. Itin



Also executed by Bank to document its agreement to the arbitration provisions of
Section 9(c) of this Guaranty.

UNITED STATES NATIONAL BANK OF OREGON


By:
      Betty J. Kinoshita
      Vice President

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